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                                                                    EXHIBIT 10.6


               THIS JUNIOR SUBORDINATED PROMISSORY NOTE WAS
               ORIGINALLY ISSUED ON THIS JUNIOR SUBORDINATED PROMISSORY NOTE WAS ORIGINALLY ISSUED ON JULY 31, 2000, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW.

                          THE DERBY CYCLE CORPORATION
                      JUNIOR SUBORDINATED PROMISSORY NOTE


July 31,  2000                                                     $3,500,000


          The Derby Cycle Corporation, a Delaware corporation (the "Company"),
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hereby promises to pay to the order of [     ]. (the "Lender") the principal
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amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) in accordance with the provisions of this Junior Subordinated Note (the "Junior Note").
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          1.   Interest.
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          (a)  Interest Rate.  Interest on the unpaid principal amount
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outstanding hereunder shall accrue from the date hereof until maturity at a rate of 18% per annum compounded on a daily basis for an annual effective yield of [ ]%. Interest shall be computed on the basis of a 360-day year, actual days elapsed. The payment of interest on the outstanding principal amount of this Junior Note shall be due and payable annually by the Company to the Lender in arrears on the first Business Day of each calendar year, with the first such payment to be made on June 30, 2001.

          (b) Interest Payments.  Payment of interest (each an "Interest
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Payment") shall be made (i) in cash or (ii) by issuance of additional Notes (the
"PIK Notes"), with the principal amount of the PIK Notes issued on such date
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equal to the interest due on the date the Interest Payment is due or (iii) as otherwise agreed to by Lender and the Company in writing. PIK Notes shall bear the same terms as this Junior Note.

          Subject to paragraph 3(a) below, if, in connection with an Interest Payment required to be made pursuant to the preceding paragraph, payments of such interest are not made in cash, by the issuance of PIK Notes or as otherwise agreed to by Lender and the Company in writing, the principal amount of this Junior Note shall be deemed increased on the date such PIK Notes were scheduled to be issued under the above paragraph by the principal amount of the PIK Notes that were required to be issued pursuant to the above paragraph but which were not so issued. Such increased principal amount of this Note shall bear interest as provided above.

          (c) Series C-2 Preferred Stock Payment.  In the event that making an
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Interest Payment would cause a default under or breach of the Company's (i)
Revolving Credit Facility with Chase Manhattan plc as Arranger (the "Revolving
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Credit Facility"), (ii) Senior Subordinated Notes due 2009  (the "GSIC Notes")
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issued pursuant to the Senior Subordinated Loan Agreement, dated as of February
3, 1999 (the "Senior Subordinated Loan Agreement") by and between the Company
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and Vencap Holdings (1992) Pte. Ltd ("GSIC") or (iii) Senior Notes due 2008
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issued under an indenture dated as of May 14, 1998 among the Company, Lyon
Investments B.V., IBJ Schroder Bank & Trust Company (the "Senior Notes"), then
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the Company shall have the right to issue shares
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of Series C-2 Preferred Stock, par value $.01 per share (the "Series C-2
                                                              ----------
Preferred Stock") in lieu of such Interest Payment (a "Series C-2  Preferred
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Stock Payment").  The amount of a Series C-2 Preferred Stock Payment shall be
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calculated as follows:

     Number of Shares
     of Series C-2       =    Interest Payment Amount
                              -----------------------
     Preferred Stock                1,000


          2.   Scheduled Payment of Principal on Note.  The Company shall pay
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the principal amount of $3,500,000 (or such lesser principal amount then outstanding) and accrued but unpaid interest to the holder of this Junior Note on the earlier of May 15, 2008 or upon the completion of a new cash equity investment into the Company in an amount greater than or equal to the principal amount then outstanding under this Junior Note (the "Maturity Date").
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          3.   Series C-2 Preferred Stock.
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          (a)  Series C-2 Preferred Stock Payments.
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               (i)    As soon as possible after a Series C-2 Preferred Stock
     Payment has been made (but in any event within [five] Business Days), the Company shall deliver to the holder of this Junior Note a certificate representing the number of shares of Series C-2 Preferred Stock issuable by reason of such Series C-2 Preferred Stock Payment in such name or names and such denomination or denominations as the holder has specified. Upon making a Series C-2 Preferred Stock Payment, the Company shall take all such actions as are necessary in order to insure that the Series C-2 Preferred Stock issuable with respect to such Series C-2 Preferred Stock Payment shall be validly issued, fully paid and nonassessable.

               (ii) The Company shall not close its books against the transfer of any Series C-2 Preferred Stock issued by reason of a Series C-2 Preferred Stock Payment in any manner which interferes with the timely payment of a Series C-2 Preferred Stock Payment. The Company shall assist and cooperate with any holder of this Junior Note required to make any governmental filings or obtain any governmental approval prior to or in connection with a Series C-2 Preferred Stock Payment (including, without limitation, making any filings required to be made by the Company).

               (iii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series C-2 Preferred Stock, solely for the purpose of Series C-2 Preferred Stock Payments such number of shares of Series C-2 Preferred Stock issuable upon [two] consecutive Series C-2 Preferred Stock Payments. All shares of Series C-2 Preferred Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Series C-2 Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series C-2 Preferred Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

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          (b) Reorganization, Reclassification, Consolidation, Merger or Sale.
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Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of Series C-2 Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series C-2 Preferred Stock is referred to herein as an "Organic Change." If the
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Company is prohibited from redeeming the Series C-2 Preferred Stock because amounts remain outstanding under the Revolving Credit Facility, SIC Notes or the Senior Notes, then prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision to insure that the holder of this Junior Note shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) shares of Series C-2 Preferred Stock immediately theretofore acquirable and receivable upon the making of a Series C-2 Preferred Stock Payment, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Series C-2 Preferred Stock immediately theretofore acquirable and receivable upon making a Series C-2 Preferred Stock Payment had such Organic Change not taken place.

          4.  Events of Default.
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          (a) Definition.  For purposes of this Junior Note, an Event of Default
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shall be deemed to have occurred if

              (i) the Company fails to pay when due and payable on the Maturity Date the full amount of principal on this Junior Note and accrued but unpaid interest, and such failure to pay is not cured within thirty Business Days after the occurrence thereof; or

              (ii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or
     (B) such petition, application or proceeding is not dismissed within 60 days.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          (b) Consequences of Events of Default.
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               If any Event of Default of the type described in paragraphs
     4(a)(i) and 4(a)(ii) above has occurred and is continuing, the outstanding principal amount of this Junior Note shall be immediately payable in Series C-2 Preferred Stock.

          5.   Ranking.  This Junior Subordinated Note is subordinate and junior
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in right of payment and enforcement only to the prior payment of the GSIC Notes,
Senior Notes and the Revolving Credit Facility.

          6.   Amendment and Waiver.  Except as otherwise expressly provided
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herein, the provisions of this Junior Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Junior Note.

          7.   Cancellation.  After all principal and accrued but unpaid
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interest at any time owed on this Junior Note has been paid in full in cash or
Series C-2 Preferred Stock, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          8.   Payments.  To the extent payments are made in cash, payment of
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principal and interest shall be made to the holder of this Junior Note shall be made in the lawful money of the United States of America in immediately available funds.

          9.   Place of Payment.  Payments of principal shall be delivered to
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the holder of this Junior Note at such address as is specified by prior written notice by the holder to the Company.

          10.  Registered Form.  The Company shall retain a copy of this Junior
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Note and shall maintain a register for the recordation of the name and address of the holder, the principal amount of this Junior Note owing to the holder from time to time, and the interest stated on this Junior Note. The contents of the register shall be conclusive and binding upon all parties to this Junior Note, in the absence of manifest error. Upon the consummation of any transfer, assignment or endorsement of this Junior Note, the holder shall provide notice thereof to the Company. The Company shall promptly thereafter record the transfer, assignment or endorsement in the register.

          11.  Governing Law.  All questions concerning the construction,
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validity and interpretation of this Junior Note will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          12.  Waiver of Presentment, Demand and Dishonor.  The Company hereby
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waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Junior Note, and to the full extent permitted by applicable law waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Junior Note and any and all extensions, renewals, and modifications hereof.

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          13.  Business Days.  If any payment is due, or any time period for
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giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

          IN WITNESS WHEREOF, the Company has executed and delivered this Junior Subordinated Promissory Note on the date first above written.

                              THE DERBY CYCLE CORPORATION

                              By:   ______________________________

                              Its:  ______________________________